Executed in 100 Counterparts, No.      .

                    SUPPLEMENTAL INDENTURE

                       DATED JUNE 1, 1997

            CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

                               TO

                FIRST TRUST NATIONAL ASSOCIATION
                       and F. SGARAGLINO,
                          AS TRUSTEES



  (SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE OR DEED OF TRUST DATED OCTOBER 1, 1941, EXECUTED BY CENTRAL ILLINOIS PUBLIC SERVICE COMPANY TO CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO AND EDMOND B. STOFFT, AS TRUSTEES)



              (PROVIDING FOR FIRST MORTGAGE BONDS,
         MEDIUM-TERM NOTE SERIES 1997-2, DUE 2001, 2006 and 2017)




This instrument was prepared by William J. Harmon, of Jones, Day, Reavis & Pogue, 77 West Wacker, Suite 3500,
Chicago, Illinois 60601-1692

          THIS SUPPLEMENTAL INDENTURE, dated June 1, 1997, made and entered into by and between CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter commonly referred to as the "Company"), and FIRST TRUST NATIONAL ASSOCIATION (formerly First Trust of Illinois, National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago), a national banking association having its office or place of business in the City of Chicago, Cook County, State of Illinois (hereinafter commonly referred to as the "Trustee"), and F. Sgaraglino (successor Co-Trustee), of the City of Chicago, Cook County, State of Illinois, as Trustees under the Indenture of Mortgage or Deed of Trust dated October 1, 1941, heretofore executed and delivered by the Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustees, as amended by the Supplemental Indentures dated, respectively, September 1, 1947, January 1, 1949, February 1, 1952, September 1, 1952, June 1, 1954, February 1, 1958,
January  1,  1959,  May 1, 1963, May 1, 1964, June 1, 1965,  May  1,  1967,
April 1, 1970, April 1, 1971, September 1, 1971, May 1, 1972, December 1, 1973, March 1, 1974, April 1, 1975, October 1, 1976, November 1, 1976,
October 1, 1978, August 1, 1979, February 1, 1980, February 1, 1986, May 15, 1992, July 1, 1992, September 15, 1992, April 1, 1993, June 1, 1995
and March 15, 1997, heretofore executed and delivered by the Company to the Trustees under said Indenture of Mortgage or Deed of Trust dated October 1, 1941; said Indenture of Mortgage or Deed of Trust dated October 1, 1941, as amended by said Supplemental Indentures, being hereinafter sometimes referred to as the "Indenture"; and said First Trust National Association and F. Sgaraglino, as such Trustees, being hereinafter sometimes referred to as the "Trustees" or the "Trustees under the Indenture"; WITNESSETH:

          WHEREAS, the Company has determined, by resolutions duly adopted by its Board of Directors and/or the Executive Committee thereof, to issue bonds of an additional series under and to be secured by the Indenture, as hereby amended, to be known and designated as First Mortgage Bonds, Medium-Term Note Series 1997-2 (hereinafter sometimes referred to as the "bonds of Series 1997-2" or the "bonds of said Series"), and the bonds of said Series shall be authorized, authenticated and issued only as registered bonds without coupons, and to execute and deliver this supplemental indenture, pursuant to the provisions of Article I, as amended, Section 6 of
Article  II  and  Article  XVI  of  the  Indenture,  for  the  purpose   of
(1) creating and authorizing not to exceed $80,000,000 aggregate principal amount of bonds of Series 1997-2 and setting forth the form, terms, provisions and characteristics thereof, and (2) modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter specifically provided; and

          WHEREAS, the execution and delivery of the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company and/or the Executive Committee thereof; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and
          WHEREAS, the bonds of Series 1997-2 are to be authorized, authenticated and issued only in the form of registered bonds without coupons, and each of the bonds of Series 1997-2 and the certificate of the Trustee thereon shall be substantially in the following form, to wit:


                         [form of bond]


No._______                                                           $______

          Illinois Commerce Commission ID Number 5994


            CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
      First Mortgage Bond, Medium-Term Note Series 1997-2



  Original
   Issue            Dated           Maturity
    Date             Date             Date          CUSIP
  --------          -----           --------        -----

                      *                *


                   Interest                        Initial
  Interest         Payment           Record        Optional
    Rate            Dates            Dates     Redemption Date
  --------         --------          ------    ---------------

       *%           June 1           May 15
                  December 1      November 15         *

REGISTERED OWNER

PRINCIPAL AMOUNT                                    DOLLARS



  * To be completed in accordance with the terms of Section 1 of Article I hereof.

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the Registered Owner hereof, Cede & Co., has an interest herein.

           Central Illinois Public Service Company, an Illinois corporation (hereinafter referred to as the "Company"), for value received, hereby promises to pay to the Registered Owner specified above, or registered assigns, the Principal Amount specified above on the Maturity Date specified above, and to pay to the Registered Owner interest on said sum from the Dated Date hereof, at the Interest Rate specified above, payable half-yearly on the Interest Payment Dates specified above, until said principal sum is paid. The interest so payable on any Interest Payment Date will be paid, subject to certain exceptions provided in the Supplemental Indenture dated June 1, 1997, hereinafter referred to, to the Registered Owner at the close of business of the Trustee on the immediately preceding Record Date. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or, at the option of the Registered Owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York. At the option of the Company, interest on this bond may be paid by check mailed on the Interest Payment Date to the Registered Owner.

            EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY, A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

           This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated October 1, 1941, executed and delivered by the Company to First Trust National Association (formerly First Trust of Illinois, National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago and hereinafter referred to as the "Trustee") and Edmond
B. Stofft, as Trustees, and the various indentures supplemental thereto, including the Supplemental Indenture dated June 1, 1997 pursuant to which $80,000,000 in aggregate principal amount of the First Mortgage Bonds, Medium-Term Note Series 1997-2 are authorized, each executed and delivered by the Company to the Trustees under said indenture of mortgage or deed of trust dated October 1, 1941, prior to the authentication of this bond (said indenture of mortgage or deed of trust and said supplemental indentures being hereinafter referred to, collectively, as the "Indenture"); and said First Trust National Association and F. Sgaraglino (successor Co-Trustee) being now the Trustees under the Indenture. Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and Registered Owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided. Of the bonds of Series 1997-2, $20,000,000 mature on June 1, 2001, $20,000,000 mature on June 1, 2006 and $40,000,000 mature on June 1, 2017. [The bonds of Series 1997-2 maturing June 1, [2001] [2006], of which this is one, are not subject to redemption.]* [At the option of the Company and upon 30 days' notice by first-class mail and with the effect provided in Article V of the Indenture, bonds of Series 1997-2 maturing June 1, 2017, of which this is one, may be redeemed on and after the Initial Optional Redemption Date specified above, as a whole at any time, or in part from time to time, at the redemption price, expressed as a percentage of the principal amount of the bonds hereinafter stated under "Redemption Price," in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed:

     If redeemed                   If redeemed
     during the                    during the
     12 months                     12 months
     beginning      Redemption     beginning    Redemption
     June 1         Price          June 1       Price
     __________     __________     ________     __________

      (The redemption prices set forth in Article I of this supplemental indenture are incorporated in and made a part of this form of bond by reference thereto and shall be inserted at this point in each such bond.)]**

           In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or


______________________
 * Applicable only to Series 1997-2 Bonds maturing June 1, 2001 and June 1,
2006.
** Applicable only to Series 1997-2 Bonds maturing June 1, 2017.


through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the Registered Owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture. This bond is transferable by the Registered Owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such transfer a new registered bond or bonds without coupons, of the same series and maturity and for the same aggregate principal amount, will be issued to the transferee in exchange herefore; provided, that the Company shall not be required [(a) to register, transfer or exchange any bonds of Series 1997-2 maturing June 1, 2017 during a period beginning at the opening of business on the tenth business day next preceding any selection of bonds of Series 1997-2 maturing June 1, 2017 to be redeemed and ending at the close of business on the day on which the applicable notice of redemption is given, (b) to register, transfer or exchange any bonds of Series 1997-2 maturing June 1, 2017 selected, called or being called for redemption in whole or in part or ( c )]** to register, transfer or exchange any bonds of Series 1997-2 for a period of ten (10) days next preceding an Interest Payment Date with respect to bonds of said Series.

          This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee's Certificate endorsed hereon.

           IN WITNESS WHEREOF, Central Illinois Public Service Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

                              CENTRAL ILLINOIS PUBLIC SERVICE COMPANY


                              By
                                          President
ATTEST:


By
    Secretary


_____________________
** Applicable only to Series 1997-2 Bonds maturing June 1, 2017.

           This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

                              FIRST TRUST NATIONAL ASSOCIATION,
                              as Trustee



                              By
                                      Authorized Officer

                     [end of form of bond]

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustees to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture, as hereby amended, and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto FIRST TRUST NATIONAL ASSOCIATION and F. SGARAGLINO, as Trustees under the Indenture as therein provided, and their successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal, which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, subsequent to January 1, 1997, and which are owned by the Company at the date of the execution hereof, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and chooses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all personal property acquired or manufactured by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and
(e) all gas, oil and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

         And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby amended, of bonds of Series 1997-2 and to fix the terms, provisions and characteristics of the bonds of said Series, and to modify or amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:

                           ARTICLE I

          SECTION 1. A series of bonds issuable under the Indenture, as hereby amended, to be known and designated as "First Mortgage Bonds, Medium-Term Note Series 1997-2" (hereinafter in this Article sometimes referred to as the "bonds of Series 1997-2" or the "bonds of said Series"), and which shall be executed, authenticated and issued only in the form of registered
bonds  without  coupons, is hereby created and authorized.   The  bonds  of
Series 1997-2 and the Trustee's Certificate to be endorsed thereon shall be substantially in the form thereof hereinbefore recited. If so directed by the Company, the bonds of Series 1997-2 shall be issued as a single global security for each maturity thereof and registered in the name of The
Depository   Trust   Company  or  its  nominee   or   successor   under   a
"book-entry-only" system pursuant to a letter of representation between the Company and the Trustee and said depository. Each bond of said Series shall be dated as of the Interest Payment Date thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of such issue date, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the Original Issue Date specified in the form of
bond.   The bonds of said Series shall be due and payable in the respective principal amounts on the applicable Maturity Date specified below, shall bear interest from the date thereof at the Interest Rate per annum specified below payable half-yearly on the Interest Payment Dates specified in the form of bond to the Registered Owner as specified on the registry books of the Trustee at the close of business of the Trustee on the applicable Record Date as provided in Section 3 of this Article I.

    Maturity Date         Principal Amount       Interest Rate
    ___________            ______________         __________

    June 1, 2001            $20,000,000              6.73%
    June 1, 2006             20,000,000              7.05%
    June 1, 2017             40,000,000              7.61%

          The bonds of Series 1997-2 shall be payable, as to both principal and interest, at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or, at the option of the Registered Owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York. At the option of the Company, interest on the bonds of Series 1997-2 may be paid by check mailed on the Interest Payment Date to the Registered Owner. So long as any "book-entry-only" system is in effect, the bonds of said Series shall be paid as provided in the letter of representation referred to above.

          SECTION 2. Anything contained in Section 14 of Article I of the Indenture, or elsewhere in the Indenture, to the contrary notwithstanding, only the person in whose name any of the bonds of said Series is registered (the "Registered Owner") at the close of business on any Record Date, as hereinafter defined, with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such bonds upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of said Series are registered on the Record Date to be established by the Trustee for payment of such defaulted interest.

          SECTION 3. The term "Record Date" as used herein with respect to any Interest Payment Date (other than an Interest Payment Date for the payment of defaulted interest) shall mean the applicable Record Date specified in the form of bond next preceding such Interest Payment Date, or, if such Record Date shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

          SECTION 4. The bonds of Series 1997-2 maturing June 1, 2001 and June 1, 2006 are not subject to redemption. At the option of the Company and upon the notice and in the manner and with the effect provided in
Article V of the Indenture, except as to notice as hereinafter provided, bonds of Series 1997-2 maturing June 1, 2017 may be redeemed on and after June 1, 2007 (the "Initial Optional Redemption Date") as a whole at any time, or in part from time to time, at the redemption price, expressed as a percentage of the principal amount of such bonds hereinafter stated under "Redemption Price," in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed:

                                              If redeemed
    If redeemed                               during the
    during the                                12 months
    12 months             Redemption          beginning         Redemption
    beginning June 1      Price               June 1            Price
    _____________         __________          __________        __________

          2007             103.81%             2010              101.52%
          2008             103.04%             2011              100.76%
          2009             102.28%             2012 (and         100.00%
                                               thereafter)

     The foregoing redemption prices and terms shall be set forth in each bond of Series 1997-2 maturing June 1, 2017 prior to the execution and authentication thereof.

          SECTION 5. Notice of redemption of any bonds of Series 1997-2 maturing June 1, 2017 shall be given as provided in Article V of the Indenture; provided, however, such notice need be given only by first-class mail and no publication of notice of redemption shall be required.

          SECTION 6. The Company shall not be required (a) to issue, register, transfer or exchange any bonds of Series 1997-2 maturing June 1, 2017 during a period beginning at the opening of business on the tenth business day next preceding any selection of bonds of Series 1997-2 maturing June 1, 2017 to be redeemed and ending at the close of business on the day on which the applicable notice of redemption is given,
(b) to register, transfer or exchange any bonds of Series 1997-2 maturing June 1, 2017 selected, called or being called for redemption in whole or in part or (c) to register, transfer or exchange any bonds of Series 1997-2 for a period of ten (10) days next preceding an Interest Payment Date with respect to bonds of said Series.

          The bonds of said Series shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided or permitted by Section 6 of Article I of the Indenture, as follows:

          (a) bonds of Series 1997-2 executed on behalf of the Company by its President or a Vice-President and/or by its Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President or Vice-President and/or of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds, and any such facsimile signature or signatures of any such officer or officers on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby amended, and shall be valid and effective for all purposes, provided that all bonds shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or a Vice-President and of its Secretary or an Assistant Secretary, and provided, further, that none of such bonds shall be executed on behalf of the Company by the same officer or person acting in more than one capacity; and

          (b) such corporate seal of the Company may be a facsimile, and any bonds of said Series on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture, as hereby amended, and such facsimile seal shall be valid and effective for all purposes.

         SECTION 7.

          (a) Except as provided in subsections (c) and (g) below, the holder of all of the bonds of Series 1997-2 shall be the Depository Trust Company ("DTC") and the bonds of said Series shall be registered in the name of Cede & Co., as nominee for DTC.

          (b) The bonds of Series 1997-2 shall be initially issued in the form of a separate single authenticated fully registered certificate for each maturity thereof in the name of Cede & Co. and in the aggregate  principal amount of the bonds of Series 1997-2 (the  "Global
    Bonds").   Upon initial issuance, the ownership of such bonds  of  said
    Series shall be registered in the bond register kept by the Trustee in the name of Cede & Co., as nominee of DTC. So long as the bonds of said Series are evidenced by Global Bonds, the Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive holder of the bonds of Series 1997-2 registered in its name for the purposes of payment of the principal of, premium, if any, and interest on the bonds of said Series or portion thereof to be redeemed, and of giving any notice permitted or required to be given to holders under the Indenture and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC's participants (each, a "Participant"), any person claiming a beneficial ownership in the bonds of Series 1997-2 under or through DTC or any Participant (each, a "Beneficial Owner"), or any other person which is not shown on the bond register maintained by the Trustee as being a holder, with respect to the accuracy of any records maintained by DTC or any Participant, the payment by DTC or any Participant of any amount in respect of the principal of, premium, if any, or interest on the bonds of said Series; any notice which is permitted or required to be given to holders under the Indenture of bonds of Series 1997-2; the selection by DTC or any Participant of any person to receive payment in the event of a partial redemption of the bonds of Series 1997-2 maturing June 1, 2017; or any consent given or other action taken by DTC as bondholder. The Trustee shall pay all principal of, premium, if any, and interest on the bonds of Series 1997-2 registered in the name of Cede & Co. only to or "upon the order of" DTC (as that term is used in the Uniform Commercial Code as adopted in Illinois and New York), and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of, premium, if any, and interest on such bonds of said Series to the extent of the sum or sums so paid. Except as otherwise provided in Section 7(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of, premium, if any, and interest on the bonds of said Series. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provision of the Indenture with respect to transfers of bonds, the word "Cede & Co." in this Supplemental Indenture shall refer to such new nominee of DTC.

          (c) All Global Bonds shall be exchangeable for bonds of Series 1997-2 in certificated form registered in the names of Participants and/or Beneficial Owners if, but only if, (i) DTC notifies the Company that it is unwilling or unable to continue as Depository for bonds of said Series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (ii) the Company instructs the Trustee that such Global Bonds shall be exchangeable or (iii) there shall have occurred and be continuing an event of default or an event that with notice or passage of time, or both, would constitute an event of default. In any such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article I of the Indenture and Section 1 of this Supplemental Indenture. The Company shall pay all costs in connection with the production, execution and delivery of such bond certificates. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment and principal of, premium, if any, and interest on such certificates.

          (d) Notwithstanding any other provision of this Supplemental Indenture to the contrary, so long as any bonds of Series 1997-2 are evidenced by Global Bonds, registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on the bonds of said Series and all notices with respect to the bonds of said Series shall be made and given, respectively, to DTC as provided in the representation letter relating to the bonds of said Series among DTC, the Trustee and the Company. The Trustee is hereby authorized and directed to comply with all terms of the representation letter.

          (e) In connection with any notice or other communication to be provided pursuant to the Indenture for the bonds of Series 1997-2 by the Company or the Trustee with respect to any consent or other action to be taken by the holders of the bonds of said Series, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen
    (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole holder.

           (f) NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE BONDS OF SERIES 1997-2; (3) THE
    DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO HOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS OF SAID SERIES 1997-2 MATURING JUNE 1, 2017; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A HOLDER.

          SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE BONDS OF SERIES 1997-2 AS NOMINEE OF DTC, REFERENCES HEREIN TO THE BONDS OF SAID SERIES OR REGISTERED HOLDERS OF THE BONDS OF SAID SERIES SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS OF SAID SERIES NOR DTC PARTICIPANTS.

          (g) No Global Bond may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

          (h) Upon the termination of the services of DTC with respect to the bonds of Series 1997-2 pursuant to subsection (c) of this Section 7 after which no substitute book-entry depository is appointed, the bonds of said Series shall be registered in whatever name or names holders transferring or exchanging bonds of said Series shall designate in accordance with the provisions of the Indenture.

                           ARTICLE II

          SECTION 1. Sections 10 and 16 of Article III of the Indenture are, and each of them is, hereby amended by striking out the words "Series L, Newton, Series W through Series Z, Series 1995-1 and Series 1997-1" wherever the same occur in each of said sections, and by inserting, in lieu thereof, the words "Series W through Series Z, Series 1995-1, Series 1997-1 and Series 1997-2" and the Company hereby covenants and agrees to observe and comply with the provisions of said sections as hereby amended.

                          ARTICLE III

          SECTION 1. The provisions of this supplemental indenture shall become and be effective from and after the execution hereof, and the Indenture, as hereby amended, shall remain in full force and effect.

           SECTION 2. Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby amended, except where the context otherwise indicates.

          SECTION 3. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and Registered Owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended.

          This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

          At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby amended, taking into account the provision for payment at maturity of $43,000,000 of First Mortgage Bonds, Series X, 6-1/8%, due July 1, 1997, is $366,000,000, evidenced by First Mortgage Bonds of the series listed below, issued by the Company under said Indenture and now outstanding or to be presently issued by it under said Indenture, as follows:

                                                    Principal
   Series  Interest Rate (%)  Maturity Date          Amount ($)
   ------  -----------------   ---------------      -----------

     W          7-1/8           May 15, 1999         50,000,000
     W          8-1/2           May 15, 2022         33,000,000
     X          7-1/2           July 1, 2007         50,000,000
     Y          6-3/4           September 15, 2002   23,000,000
     Z           6              April 1, 2000        25,000,000
     Z           6-3/8          April 1, 2003        40,000,000
   1995-1        6.49           June 1, 2005         20,000,000
   1997-1        6.52           March 15, 1999        5,000,000
   1997-1        6.60           September 15, 1999    5,000,000
   1997-1        6.68           March 15, 2000        5,000,000
   1997-1        6.75           September 15, 2000    5,000,000
   1997-1        6.83           March 15, 2001        5,000,000
   1997-1        6.89           September 15, 2001    5,000,000
   1997-1        6.94           March 15, 2002        5,000,000
   1997-1        6.96           September 15, 2002    5,000,000
   1997-1        6.99           March 15, 2003        5,000,000
   1997-2        6.73           June 1, 2001         20,000,000  (a)
   1997-2        7.05           June 1, 2006         20,000,000  (a)
   1997-2        7.61           June 1, 2017         40,000,000  (a)
                                                     ----------
                    TOTAL........                   366,000,000



(a)  To be presently issued by the Company under said Indenture.

          IN WITNESS WHEREOF, said Central Illinois Public Service Company has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal or a facsimile thereof to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said First Trust National Association, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Assistant Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Vice Presidents, and said F. Sgaraglino, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument; all as of the day and year first above written.
                              CENTRAL ILLINOIS PUBLIC SERVICE COMPANY



                              By        ______________
                                        W. A. Koertner
                                        Vice President
(CORPORATE SEAL)

ATTEST:

     ______________
     R. C. Porter
     Assistant Secretary
                              FIRST TRUST NATIONAL ASSOCIATION



                              By       _____________
                                       Larry Kusch
                                       Assistant Vice President
(CORPORATE SEAL)

ATTEST:

        ________________
        H. H. Hall, Jr.
        Vice President and
         Assistant Secretary
                              _____________                          (SEAL)
                              F. Sgaraglino


STATE OF ILLINOIS       )
                        )    ss
COUNTY OF SANGAMON      )


         I, Kendra S. Holmes, a Notary Public in and for said County in the State aforesaid, do hereby certify that William A. Koertner, Vice President of CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois, and Robert C. Porter, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

         Given under my hand and official seal this 5th day of June, 1997.



                                            Notary Public

(NOTARIAL SEAL)
STATE OF ILLINOIS  )
                   )    ss
COUNTY OF COOK     )


          I, Sandra Rhoden, a Notary Public in and for said County in the State aforesaid, do hereby certify that:

          (a) Larry Kusch, an Assistant Vice President of FIRST TRUST NATIONAL ASSOCIATION, a national banking association, and H. H. Hall, Jr., a Vice President and Assistant Secretary of said association, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said association, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said association, for the uses and purposes therein set forth; and

          (b) F. Sgaraglino, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act, for the uses and purposes therein set forth.

         Given under my hand and official seal this 3rd day of June, 1997.



                                        Sandra Rhoden
                                        Notary Public
(NOTARIAL SEAL)